For the annual period ended 9/30/97
File number:  811-6677


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

                               EXHIBITS

     A special Meeting of Shareholders of the Fund was called for October 30, 1996. At such meeting the shareholders approved the following proposals:

I.  Active Balanced Fund

     A) Approval that Edward D. Beach, Delayne Dedrick Gold, Robert F. Gunia, Donald D. Lennox, Douglas H. McCorkindale, Mendel A. Melzer, Thomas T. Mooney, Stephen P. Munn, Richard A. Redeker, Robin B. Smith, Louis A. Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                              Affirmative
                              Votes Cast
     Edward D. Beach               4,403,357.5225
     Delayne Dedrick Gold               4,403,364.4483
     Robert F. Gunia               4,403,361.4045
     Donald D. Lennox              4,403,361.4045
     Douglas H.  McCorkindale      4,403,364.4483
     Mendel A. Melzer              4,403,361.1720
     Thomas T. Mooney              4,403,364.4483
     Stephen P. Munn               4,403,357.5225
     Richard A. Redeker            4,403,364.4483
     Robin B. Smith           4,403,607.5928
     Louis A. Weil, III            4,403,357.5225
     Clay T. Whitehead             4,402,963.0975

     B) Approval of the proposed management agreement between The Prudential Institutional Fund and Prudential Mutual Fund
     Management, Inc as described in such Fund's proxy statement.

          For                 Against             Abstain
          4,458,944.52                                 6,528.5808
27,898.2833


     C)    Approval of the proposed subadvisory agreement between
Prudential  Mutual  Fund    Management, Inc  and  The  Prudential
Investment  Corporation  as  described  in  such   Fund's   proxy
statement.

          For                 Against             Abstain
          4,459,979.4709                               5,493.6299
27,898.2833

     D)    Approval of the proposed subadvisory agreement between
Prudential  Mutual  Fund    Management, Inc  and  The  Prudential
Investment  Corporation  as  described  in  such   Fund's   proxy
statement.

          For                 Against             Abstain
          4,460,349.1397                               4,899.7746
28,122.4698


     E)     Approval of the selection of Deloitte & Touche LLP as
independent accountants for        the Fund conditioned upon the
right by vote of a majority of such Fund's
outstanding voting shares at any meeting called for the purpose
to terminate such             employment  forthwith without
penalties.

          For                 Against             Abstain
          4,371,297.9645           94,561.5211
27,511.8985


II.  Stock Index Fund


     A) Approval that Edward D. Beach, Delayne Dedrick Gold, Robert F. Gunia, Donald D. Lennox, Douglas H. McCorkindale, Mendel A. Melzer, Thomas T. Mooney, Stephen P. Munn, Richard A. Redeker, Robin B. Smith, Louis A. Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                              Affirmative
                              Votes Cast
     Edward D. Beach               6,042,371.2520
     Delayne Dedrick Gold               6,043,455.3341
     Robert F. Gunia               6,042,365.4535
     Donald D. Lennox              6,043,311.7020
     Douglas H.  McCorkindale      6,043,536.2791
     Mendel A. Melzer              6,043,423.0059
     Thomas T. Mooney              6,042,975.5173
     Stephen P. Munn               6,043,524.3730
     Richard A. Redeker            6,042,751.8602
     Robin B. Smith           6,043,536.2791
     Louis A. Weil, III            6,042,963.2384
     Clay T. Whitehead             6,042,975.5173


     B) Approval of the proposed management agreement between The Prudential Institutional Fund and Prudential Mutual Fund
     Management, Inc as described in such Fund's proxy statement.

          For                 Against             Abstain
          5,999,480.0249      6,350.8814
65,047.0241


     C)   Approval of the proposed subadvisory agreement between
Prudential Mutual   Fund Management, Inc and The Prudential
Investment Corporation as described in such Fund's proxy statement.

          For                 Against             Abstain
          6,000,532.7484      5,452.3641
64,892.8179

     D)     Approval of the selection of Deloitte & Touche LLP as
independent accountants for        the Fund conditioned upon the
right by vote of a majority of such Fund's
outstanding voting shares at any meeting called for the purpose
to terminate such             employment  forthwith without
penalties.

          For                 Against             Abstain
          6,010,837.81             8638.3189
51,401.8015

III. In their discretion on any other business which may properly come before the meeting or any adjournment thereof.